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                                                                Exhibit 23.2

                           CONSENT OF INDEPENDENT CERTIFIED
                                  PUBLIC ACCOUNTANTS


    We have issued our report dated January 9, 1997, accompanying the financial statements of Milliwave Limited Partnership included in Form 8-K filed June 10, 1997, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

New York, New York
August 1, 1997